                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material under Rule 14a-12

                             METAL MANAGEMENT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             METAL MANAGEMENT, INC.
                           500 NORTH DEARBORN STREET,
                                   SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700

                            ------------------------

               NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT
                        MEETING DATE: SEPTEMBER 17, 2003

                            ------------------------

Dear Stockholder:

     You are cordially invited to attend Metal Management's 2003 Annual Meeting of Stockholders. We will meet at the offices of King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, New York, at 10:00 a.m., Eastern Time.

     You will find information regarding the matters to be voted on in the attached Notice of Meeting and Proxy Statement. A copy of our Annual Report on Form 10-K for the year ended March 31, 2003 is also enclosed.

     Your vote is important. I urge you to vote your shares by proxy, even if you plan to attend the meeting. This will insure that your shares are voted. Please fill out, sign and return your proxy card promptly.

     On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

[/s/ Daniel W. Dienst]

Daniel W. Dienst
Chairman of the Board

Chicago, Illinois
August 4, 2003

                             METAL MANAGEMENT, INC.
                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

Date:    Wednesday, September 17, 2003

Time:    10:00 a.m., Eastern Time

Place: King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, New York

     At our Annual Meeting of Stockholders we will ask you:

     1. To elect five directors of the Company to serve until the 2004 Annual Meeting of Stockholders;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 31, 2004; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     If you were a stockholder of record at the close of business on July 21, 2003, you may vote at our Annual Meeting or any adjournment of the meeting. A list of our stockholders will be maintained and open for examination by any stockholder, for any purpose germane to the Annual Meeting, during regular business hours at the above address of the Company for ten days prior to the meeting.

     Please promptly complete, sign, date and return the enclosed proxy card. You may revoke your proxy at any time before it is voted at the meeting.

                                          On Behalf of the Board of Directors,

                                          /s/ Robert C. Larry
                                          Robert C. Larry
                                          Secretary
Chicago, Illinois
August 4, 2003

                             METAL MANAGEMENT, INC.
                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Board of Directors of Metal Management, Inc. (the "Company"), is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 17, 2003, beginning at 10:00 a.m., Eastern Time, at the offices of King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, New York, and any adjournments of the meeting. This Proxy Statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 ("fiscal 2003"), are being mailed to stockholders on or about August 4, 2003.

                   PROXY SOLICITATION AND VOTING INFORMATION

WHO IS ENTITLED TO VOTE?

     Stockholders of record at the close of business on July 21, 2003, the Record Date, may vote at the meeting. Each share of the Company's common stock is entitled to one vote on each voting matter.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

     A majority of the outstanding shares of the Company's common stock, represented in person or by proxy, will constitute a quorum for transacting business. On the Record Date, outstanding shares were 10,591,964.

HOW DO I VOTE?

     The enclosed proxy is solicited by our Board of Directors. To vote, please complete, sign and date each proxy card you receive and return it in the prepaid envelope. Proxies will be voted if properly signed, received prior to the close of voting at the meeting and not revoked. Where you specify a choice with respect to any matter, your shares will be voted as you specify. If a properly executed proxy card is returned in a timely manner and no space is marked, it will be voted (1) for all nominees for director, (2) for ratification of the appointment of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending on March 31, 2004, and (3) in accordance with the best judgment of the proxy holders, in the interest of the Company, on any other matters properly brought before the meeting.

HOW CAN I REVOKE MY PROXY?

     After you return a proxy, you may revoke it at any time before its use. To revoke it, you may (1) deliver a written notice of revocation to our corporate secretary, (2) submit a properly executed, subsequently-dated proxy or (3) vote in person at the meeting.

WHO WILL COUNT THE VOTE?

     Representatives of LaSalle Bank National Association ("LaSalle") will count the vote, and LaSalle will serve as Inspector of Election.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER?

     The nominees receiving the highest number of votes will be elected directors. Ratification of the appointment of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending on March 31, 2004 will require a majority of the votes cast by stockholders on the proposal. Abstentions are counted for purposes of determining a quorum. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (sometimes referred to as "broker non-votes"), those shares will not be counted for purposes of determining the presence of a quorum. Abstentions, broker non-votes or failure to vote are disregarded in tabulating voting results. Stockholders may not cumulate their votes.

WHO PAYS FOR THE COSTS OF SOLICITING PROXIES?

     The Company will be responsible for all costs of soliciting proxies, including charges made by brokers and others holding common stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, all without extra compensation.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Company's amended and restated bylaws provide that the Board of Directors of the Company shall establish the number of directors who serve on our Board from time to time. The current number of directors has been established at five (5). The Board of Directors has resolved that the number of directors to be elected at the 2003 Annual Meeting is five. Each director of the Company holds office until his successor is elected and qualified or until his earlier death, resignation or removal.

     Each of the nominees has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

     The names of the nominees, their ages as of June 30, 2003, and certain other information about them are set forth below:

NAME                                        AGE                        POSITION
----                                        ---                        --------
Daniel W. Dienst (1)(2)...................  37    Chairman of the Board
                                                  Vice-Chairman of the Board and Chief Executive
Albert A. Cozzi...........................  58    Officer
John T. DiLacqua (1)(2)...................  51    Director
Kevin P. McGuinness (2)...................  81    Director
Harold J. Rouster (1)(2)..................  54    Director

---------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

     Daniel W. Dienst joined the Company's Board of Directors on June 29, 2001. Since April 2003, Mr. Dienst has served as the Company's Chairman of the Board. Mr. Dienst has been a Managing Director of the Corporate and Leveraged Finance Group of CIBC World Markets Corp. ("CIBC World Markets"), a diversified global financial services firm, since May 2000. From January 1999 through April 2000, Mr. Dienst held various positions within CIBC World Markets, including Executive Director of the High Yield/Financial Restructuring Group. From October 1995 to March 1998, Mr. Dienst served in various capacities with Jefferies & Company, Inc., most recently as its Vice President, Corporate Finance/Restructurings. Mr. Dienst is a graduate of Washington University and received a J.D. from The Brooklyn Law School. Mr. Dienst is also the Chairman of the Board of Metals USA, Inc. (AMEX: MLT).

     Albert A. Cozzi joined the Company's Board of Directors in December 1997, following the Company's merger with Cozzi Iron & Metal, Inc. ("Cozzi Iron & Metal"). Mr. A. Cozzi has been the Company's Chief Executive Officer since July 1999 and the Company's Vice-Chairman since April 2003. From July 1999 to April 2003, Mr. A. Cozzi was the Company's Chairman of the Board. From December 1997 to June 1999, Mr. A. Cozzi served as the Company's President and Chief Operating Officer. From 1963 to 1997, Mr. A. Cozzi held various positions with Cozzi Iron & Metal, including President from 1990 to 1997. Mr. A. Cozzi received an M.B.A. from the University of Chicago. Mr. A. Cozzi is the brother of Frank J. Cozzi, an executive officer of the Company. Mr. A. Cozzi was the Chairman of the Board and Chief Executive Officer of the Company at the time of its bankruptcy filing on November 20, 2000.

     John T. DiLacqua joined the Company's Board of Directors on June 29, 2001. Mr. DiLacqua has been President and Chief Executive Officer of Envirosource, Inc. ("Envirosource") since January 1999. Envirosource is a supplier of metal recovery, material handling and other outsourced services to the steel industry. From October 1997 to December 1998, Mr. DiLacqua served as President of the U.S. Ferrous Operations of Philip Metals, Inc., which included, among other companies, the former Luria Brothers Division of Connell Limited Partnership ("Luria Brothers"). Prior to that, he served as the President of Luria Brothers from May 1994 to October 1997, and, from December 1990 to May 1994, he served as its Vice President of Finance and Administration. Mr. DiLacqua is a graduate of Temple University and received an M.B.A. from

Carnegie Mellon University. He is a certified public accountant. Mr. DiLacqua is also a director of Metals USA, Inc. and Russell-Stanley, Inc.

     Kevin P. McGuinness joined the Company's Board of Directors on June 29, 2001. Mr. McGuinness has extensive experience in both the scrap metal recycling and shipping industries, having spent over 50 years in various executive and managerial capacities with SimsMetal, Ltd., and its predecessor companies ("SimsMetal"), including as its Managing Director from 1962 until 1976. SimsMetals is the largest scrap metal processor in Australia, with extensive scrap metal and shipping operations throughout the Far East. Since his retirement from SimsMetals in 1986, Mr. McGuinness has acted as a consultant to many companies in the metals and shipping industries, including China Mineral Import and Export Co. (1991-1995), Hiuka America Corp. (1995-1996), Oxnard Metal Corp. (1996-Present) and Shui Wing Steel Co., Hong Kong (1991-Present). Mr. McGuinness is the former President of the Australia-China Economic Co-operation Committee. Mr. McGuinness is the brother-in-law of Alan D. Ratner, an executive officer of the Company.

     Harold J. Rouster joined the Company's Board of Directors on June 29, 2001. Mr. Rouster has been President and Chief Operating Officer of Wendt Corporation, a worldwide manufacturer of automobile shredding equipment, since January 2001. From September 1997 to December 2000, Mr. Rouster served as Vice President and Chief Operating Officer of Recycling Industries, Inc., a company engaged in the scrap metals recycling industry. Mr. Rouster also spent 22 years at The David J. Joseph Company, a scrap metals recycler and significant broker of scrap metal. Mr. Rouster also spent 5 years at Procter & Gamble, an international consumer products company, in various executive and managerial positions. Mr. Rouster is a graduate of Muskingum College.

BOARD MEETINGS AND COMMITTEES

     During the year ended March 31, 2003, the Board of Directors of the Company held a total of twelve meetings and acted by unanimous written consent on six other occasions. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees on which such director served during fiscal 2003. The Board of Directors has an Audit Committee, a Compensation Committee and a Special Committee.

     The Audit Committee consists of Messrs. Dienst, DiLacqua (Chair) and Rouster, three of the Company's "independent" directors (as such term is defined in Rule 4200(a)(14) of the NASD's listing standards). It met five times during fiscal 2003. The Board of Directors has adopted a written charter for the Audit Committee. The Company's Board of Directors has determined that one member of the Audit Committee, John T. DiLacqua, is an audit committee financial expert in compliance with criteria established by the Securities and Exchange Commission. The Audit Committee's duties include, among other responsibilities:

     - Appointing the Company's independent auditors;

     - Meeting periodically with members of internal audit and independent accountants on matters such as the scope of audits and reports;

     - Reviewing the quarterly and annual financial statements and public filings and press releases thereto;

     - Reviewing significant accounting policies and procedures; and

     - Reviewing the performance of overall accounting and financial controls of the Company.

     The Compensation Committee consists of Messrs. Dienst, DiLacqua, McGuinness and Rouster (Chair), four of the Company's "independent" directors. It met seven times during fiscal 2003. Its duties include:

     - Recommending compensation and benefit programs for the Company to the Board of Directors;

     - Setting executive compensation levels and reviewing the performance of the officers of the Company;

     - Administering the Company's stock compensation plans; and

     - Reporting to the stockholders about executive compensation.

     On February 10, 2003, the Board of Directors appointed a Special Committee of directors after the Company was served, on January 27, 2003, with a federal grand jury subpoena issued by the U.S. Department of Justice relating to its investigation of scrap metal purchasing in the Illinois, Indiana, Michigan and Ohio markets (the "DOJ Investigation"). The Company is fully cooperating with the subpoena and the grand jury investigation. The Special Committee is authorized and empowered to receive reports on, and review the sufficiency of, the on-going internal investigation of the activities of the Company and its officers, employees and agents, which are believed to be the subject matter of the DOJ Investigation. The members of the Special Committee are Messrs. Dienst (Chair) and DiLacqua, two of the Company's "independent" directors. The Special Committee has retained counsel and met four times during fiscal 2003.

DIRECTOR COMPENSATION

     Mr. A. Cozzi is the only director who is also an employee of the Company, and he does not receive any additional compensation for serving on the Board of Directors. On April 1, 2003, Mr. Dienst was appointed Chairman of the Board.

     Annual Retainer Fees. The annual retainer fee for each non-employee director was $20,000 at the beginning of fiscal 2003, which was increased to $25,000 as of July 1, 2002 and $35,000 as of January 1, 2003. For fiscal 2004,
Mr. Dienst, in his capacity as non-executive Chairman of the Board, will receive an annual retainer fee of $157,500. The annual retainer fee for each of the chairs of the Audit Committee and the Compensation Committee was $2,000 at the beginning of fiscal 2003, which was increased to $7,500 as of January 1, 2003. Effective as of January 1, 2003, each of the other members of the Audit Committee and the Compensation Committee is paid an annual retainer fee of $3,500. The Special Committee chair is paid an annual retainer fee of $7,500 and the other member of the Special Committee is paid an annual retainer fee of $3,500. The annual retainer fees described above are payable on a quarterly basis.

     Meeting Fees. In fiscal 2003, each non-employee director was paid a fee of between $1,000 to $1,500 for each board meeting attended in person and between $500 to $1,000 for each board meeting attended by teleconference. Each non-employee director was paid a fee of between $500 to $1,500 for each Audit Committee and Compensation Committee meeting attended (other than board or committee meetings held on the same day for which only one fee is paid). For fiscal 2004, each non-employee director, other than Mr. Dienst, will receive a fee of $1,500 for each board meeting attended in person and $1,000 for each board meeting attended by teleconference. Mr. Dienst will receive a fee of $3,750 for each board meeting attended and chaired and $1,000 for each board meeting attended by teleconference. Each non-employee director will receive a fee of up to $1,000, as determined by the chair of the committee, for each Audit Committee and Compensation Committee meeting attended (other than board or committee meetings held on the same day for which only one fee is paid). Each member of the Special Committee receives $1,000 per month in lieu of compensation that would otherwise be payable for participation in telephonic meetings, and $1,500 for each meeting attended in person.

     Option or Stock Awards. In fiscal 2003, each non-employee director received an annual stock option grant of 15,000 shares. Effective in fiscal 2004, Mr. Dienst's annual stock option grant was increased to 45,000 shares. Stock option grants are made on the date of the first board meeting each fiscal year. The exercise price is equal to the fair market value on the date of grant and the options vest on March 31 of the following year.

     Other Benefits. Directors are reimbursed for their reasonable expenses in attending board meetings. Mr. McGuinness receives a $1,000 travel fee for each board meeting attended in person.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                               EXECUTIVE OFFICERS

     Executive officers are elected by the Board of Directors and serve until they resign or are removed by the Board. The Company's executive officers, other than Mr. A. Cozzi who is identified in the section entitled "Election of Directors," and their respective ages as of June 30, 2003, are set forth in the following table:

NAME                                         AGE                    POSITIONS
----                                         ---                    ---------
Michael W. Tryon...........................  48    President and Chief Operating Officer
Robert C. Larry............................  42    Executive Vice President, Finance, Chief
                                                   Financial Officer and Secretary
Frank J. Cozzi.............................  52    Vice-President and President, Metal
                                                   Management Midwest, Inc.
William T. Proler..........................  55    President, Metal Management of Houston
Alan D. Ratner.............................  52    President, Metal Management Northeast, Inc.
Michael S. Collins.........................  54    Executive Vice President, Ferrous
Larry S. Snyder............................  48    Executive Vice President, Non-Ferrous
Amit N. Patel..............................  35    Vice President, Finance and Controller
Stefanie Vaught............................  45    Treasurer

     Michael W. Tryon has served as the Company's President and Chief Operating Officer since September 1999. From December 1994 through September 1999, Mr. Tryon served as President of Harris Waste Management Group, Inc., a worldwide leader in the design, manufacture and support of scrap processing, recycling and waste hauling equipment. Prior to that time, he held various executive positions with Dover Industries, General Electric Company and Hawker-Siddeley Group. Mr. Tryon is a graduate of Iowa State University.

     Robert C. Larry has served as the Company's Executive Vice President, Finance, Chief Financial Officer and Secretary since April 1999. From August 1996 through April 1999, he was the Company's Vice President, Finance, Treasurer and Chief Financial Officer. Mr. Larry is a graduate of Purdue University and received an M.B.A. from the University of Chicago. Mr. Larry is a certified public accountant.

     Frank J. Cozzi became a Vice President of the Company in December 1997, following the Company's merger with Cozzi Iron & Metal, now known as Metal Management Midwest, Inc. ("MTLM-Midwest"). Mr. F. Cozzi became President of MTLM-Midwest in December 1997. He was a member of the Company's Board of Directors from December 1997 to June 2001. From 1967 to 1997, Mr. F. Cozzi held various positions with Cozzi Iron & Metal including Executive Vice President, Treasurer and Secretary. Mr. F. Cozzi currently serves as Secretary and Treasurer of Institute of Scrap Recycling Industries ("ISRI"), an industry association. Mr. F. Cozzi completed Harvard University's Owner President Management executive program in 1991. Mr. F. Cozzi is the brother of Albert A. Cozzi, the Vice-Chairman and Chief Executive Officer of the Company. Mr. F. Cozzi was a director of the Company at the time of its bankruptcy filing on November 20, 2000.

     William T. Proler has served as President of Metal Management of Houston since 1992. He previously served as a member of the Company's Board of Directors from August 1997, following the Company's acquisition of Proler Southwest Inc. and Proler Steelworks L.L.C. (collectively now known as Metal Management of Houston), until June 2001. Mr. Proler was a director of the Company at the time of its bankruptcy filing on November 20, 2000.

     Alan D. Ratner has served as the President of Metal Management Northeast, Inc. ("MTLM-Northeast") since April 2001. From June 1999 to April 2001, Mr. Ratner served as MTLM-Northeast's Senior Vice President of Operations. Prior to joining the Company, he spent over 25 years in various executive capacities with SimsMetal, including General Manager, SimsMetal Western Australia, General Manager, SimsMetal Aluminum and Copper Smelters, Vice President Operations, SimsMetal North America, and Executive Vice President, SimsMetal North America. Mr. Ratner has been actively involved in various industry initiatives, including the development of the ISRI Industry Environmental Operating Guidelines, and has served as the Chairman of its National Environmental and Legislative Committee. Mr. Ratner is the brother-in-law of Kevin P. McGuinness, a director of the Company.

     Michael S. Collins has served as the Company's Executive Vice President, Ferrous since April 2003. From August 1999 to March 2003, Mr. Collins was the President of Metal Management Ohio, Inc. ("MTLM-Ohio"). From November 1989 to July 1999, Mr. Collins held various senior management positions with MTLM-Ohio and its predecessor, the Isaac Group, including Executive Vice President, Marketing. Mr. Collins is a graduate of Franklin University. Mr. Collins serves on the Foundry Educational Foundation Board of Trustees.

     Larry S. Snyder has served as the Company's Executive Vice President, Non-Ferrous since December 1997. From November 1983 through December 1997, Mr. Snyder served as Vice President, Non-Ferrous for Cozzi Iron & Metal. Mr. Snyder is a graduate of the University of Illinois.

     Amit N. Patel has served as the Company's Vice President, Finance and Controller since June 1999. From February 1997 through June 1999, Mr. Patel served as the Company's Controller. From November 1993 through February 1997, Mr. Patel was a Manager, Financial Reporting and Analysis for Caremark International, Inc., and from September 1989 to November 1993, Mr. Patel was a Senior Auditor for Ernst & Young LLP. Mr. Patel is a graduate of Miami University. Mr. Patel is a certified public accountant.

     Stefanie Vaught has served as the Company's Treasurer since April 1999 and as Chief Financial Officer of MTLM-Ohio since August 1999. Ms. Vaught joined Reserve Iron & Metal L.P. (a predecessor of MTLM-Ohio) in 1986 and held various positions in the finance department of that company.

                 OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

     The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of June 30, 2003 by: (i) each person who is known by the Company to own more than 5% of the Company's common stock;
(ii) the directors, the chief executive officer and each of the executive officers of the Company named in the Summary Compensation Table; and (iii) all current officers and directors as a group. Share amounts and percentages shown for each person or entity are adjusted to give effect to shares of the Company's common stock that are not outstanding but may be acquired by a person or entity upon exercise of all options and warrants exercisable by such entity or person within 60 days of June 30, 2003. However, those shares of common stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                              NUMBER OF     PERCENT OF
NAME OF BENEFICIAL OWNER(1)                                    SHARES      TOTAL SHARES
---------------------------                                   ---------    ------------
European Metal Recycling Ltd. ..............................  1,503,100(2)     14.3%
  Sirius House Delta Crescent
  Wesbrooke Warrington
  United Kingdom WA5 7NS
T. Benjamin Jennings........................................    842,000(3)      8.0%
  18500 Von Karman Suite 1000
  Irvine, CA 92612
Grandview Capital Management, LLC...........................    802,735(4)      7.7%
  820 Manhattan Avenue #200
  Manhattan Beach, CA 90266
Massachusetts Financial Services Company....................    739,371(5)      7.1%
  500 Boylston Street
  Boston, MA 02116
Ritchie Capital Management LLC..............................    690,000(6)      6.6%
  210 E. State St.
  Batavia, IL 60510
AXA Financial Inc. .........................................    609,963(7)      5.8%
  1290 Avenue of the Americas
  New York, NY 10104
North Sound Capital LLC ....................................    575,000(8)      5.5%
  53 Forest Ave. Suite 202
  Old Greenwich, CT 06870
Albert A. Cozzi.............................................    261,139(9)      2.4%
Frank J. Cozzi..............................................    240,138(10)      2.2%
Michael W. Tryon............................................    171,264(11)      1.6%
William T. Proler...........................................    104,650(12)      1.0%
Larry S. Snyder.............................................     92,099(13)        *
Daniel W. Dienst............................................     40,000(14)        *
Harold J. Rouster...........................................     32,000(14)        *
John T. DiLacqua............................................     30,000(14)        *
Kevin P. McGuinness.........................................     30,000(14)        *
All current officers and directors as a group (14                              10.7%
  persons)..................................................  1,252,406(15)

---------------

  *  Less than 1%

 (1) Unless disclosed in the notes below, the persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

 (2) Based upon Schedule 13D/A filed with the Securities and Exchange Commission on June 9, 2003.

 (3) Based upon Schedule 13D filed with the Securities and Exchange Commission on June 9, 2003.

 (4) Based upon Schedule 13G filed with the Securities and Exchange Commission on July 9, 2003, which indicates that of the 802,735 shares of the Company's common stock shown, 790,949 shares were purchased by Grandview Capital Management, LLC on behalf of the Bill & Melinda Gates Foundation, 1551 Eastlake Avenue E., Seattle, Washington 98102. Pursuant to the
     Schedule 13G, the shares purchased for the Bill & Melinda Gates Foundation may be deemed to be beneficially owned by William H. Gates III as the sole trustee of the Bill & Melinda Gates Foundation.

 (5) Based upon Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2003.

 (6) Based upon Schedule 13D filed with the Securities and Exchange Commission on May 23, 2003.

 (7) Based upon Schedule 13D filed with the Securities and Exchange Commission on February 12, 2003.

 (8) Based upon Schedule 13G filed with the Securities and Exchange Commission on July 24, 2003.

 (9) Includes warrants to purchase 231,422 shares of the Company's common stock.

(10) Includes warrants to purchase 228,978 shares of the Company's common stock.

(11) Includes warrants to purchase 170,233 shares of the Company's common stock.

(12) Includes warrants to purchase 104,102 shares of the Company's common stock.

(13) Includes warrants to purchase 90,000 shares of the Company's common stock.

(14) Includes warrants to purchase 15,000 shares of the Company's common stock and options to purchase 15,000 shares of the Company's common stock.

(15) Includes warrants to purchase 1,133,868 shares of the Company's common stock and options to purchase 60,000 shares of the Company's common stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of the relationship on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") and the NASDAQ. These officers, directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all forms they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during its fiscal year ended March 31, 2003 its officers, directors and ten percent shareholders have complied with all applicable Section 16(a) filing requirements, except that (i) Mr. Proler filed a late Form 4 that reported two transactions relating to his holdings of common stock and Series A Warrants and (ii) each of Messrs. Dienst, DiLacqua, McGuinness and Rouster filed a late Form 4 that reported the grant of an option to purchase 15,000 shares of the Company's common stock.

                             EXECUTIVE COMPENSATION

     The following tables set forth compensation information with respect to those persons who: (i) served as our chief executive officer during fiscal 2003 and (ii) the four most highly compensated individuals, other than our CEO, who served as executive officers of the Company during fiscal 2003 collectively referred to as "named executive officers." Compensation paid to these individuals for the fiscal years ended March 31, 2003, 2002 and 2001 are as follows:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                          COMPENSATION AWARDS
                                                                        -----------------------
                                            ANNUAL COMPENSATION         RESTRICTED   SECURITIES
NAME AND                      FISCAL   ------------------------------     STOCK      UNDERLYING      ALL OTHER
PRINCIPAL POSITION             YEAR     SALARY     BONUS     OTHER(1)   AWARDS($)    OPTIONS(#)   COMPENSATION(2)
------------------            ------   --------   --------   --------   ----------   ----------   ---------------
Albert A. Cozzi.............   2003    $424,992   $330,993(3)   $--      $42,500(4)        --         $33,007
  Vice-Chairman of the Board   2002     424,992     50,000      --            --       40,000(5)       21,459
  and Chief Executive
  Officer                      2001     424,992     67,500      --            --      355,000(5)       33,143
Frank J. Cozzi..............   2003    $424,992   $318,744     $--       $    --           --         $28,919
  Vice President and           2002     424,992     25,000      --            --       25,000          23,737
  President MTLM-Midwest       2001     391,667     40,000      --            --      160,000          46,315
William T. Proler...........   2003    $325,000   $311,250     $--       $    --           --         $34,251
  President, Metal             2002     300,000    115,000      --            --       25,000          41,325
  Management of Houston        2001     300,000     75,000      --            --       75,000          16,614
Michael W. Tryon............   2003    $344,200   $172,400     $--       $    --           --         $11,755
  President and Chief          2002     345,200     10,000      --            --       20,000           4,323
  Operating Officer            2001     345,000     47,500      --            --      150,000           6,610
Larry S. Snyder.............   2003    $324,984   $162,492     $--       $    --           --         $21,364
  Executive Vice-President,    2002     324,984          0      --            --       10,000          19,055
  Non-Ferrous                  2001     324,984     25,000      --            --       90,000          19,517

---------------
(1) No amounts are shown where the dollar value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) Includes the value of the Company's contributions to the Company-sponsored 401(k) plan, amounts paid by the Company for health and life insurance premiums and medical claims paid.

(3) The Compensation Committee allowed employees to take a portion of their fiscal 2003 bonus in the form of restricted stock. Mr. A. Cozzi elected to receive $42,500 of his fiscal 2003 bonus in the form of restricted stock, which is excluded from the bonus amount shown.

(4) Pursuant to Mr. A. Cozzi's election to receive a portion of his fiscal 2003 bonus in restricted stock, Mr. A. Cozzi was granted 5,580 shares of restricted stock on May 20, 2003 (with a market value of $54,070). Pursuant to a formula established by the Compensation Committee, the number of restricted shares issued was calculated by multiplying the amount of cash bonus converted to stock rights by a factor of 1.25 and dividing the sum by $9.52, the closing price of the Company's common stock on the date that the formula was established by the Compensation Committee. The difference between the value of restricted stock issued and the amount of cash bonus foregone is included in the all other compensation column.

(5) Pursuant to a domestic relations order, Mr. A. Cozzi transferred warrants to purchase 195,847 shares of common stock granted in fiscal 2002 and 2001 to his ex-wife. Mr. A. Cozzi disclaims beneficial ownership of these warrants.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no options or warrants granted to named executive officers for fiscal 2003.

        AGGREGATED OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END OPTION AND WARRANT VALUES

     The following table sets forth the employee stock options and warrants exercised during fiscal 2003 by the named executive officers and the number and value of securities underlying unexercised options and warrants held by the named executive officers at March 31, 2003.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS AND WARRANTS AT      IN-THE-MONEY OPTIONS AND
                           SHARES                          FISCAL YEAR-END         WARRANTS AT FISCAL YEAR-END
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Albert A. Cozzi........       0            $0          129,406        69,757        $147,557        $93,999
Frank J. Cozzi.........       0             0          119,166        65,834         133,333         91,668
William T. Proler......       0             0           62,500        37,500         112,500         81,250
Michael W. Tryon.......       0             0          109,999        60,001         123,333         81,668
Larry S. Snyder........       0             0           65,000        35,000          95,000         57,500

---------------
(1) In accordance with SEC rules, values are calculated by subtracting the exercise price of the options and warrants from the fair market value of the underlying common stock. For purposes of this table, fair market value was $7.75, the closing price of the Company's common stock as reported on the Nasdaq SmallCap Market on March 31, 2003.

  SECURITIES AUTHORIZED FOR ISSUANCE UNDER EXISTING EQUITY COMPENSATION PLANS

     The following table provides information as of March 31, 2003 with respect to shares of the Company's common stock that may be issued under our existing equity compensation plans, including 2,000,000 shares issuable under the 2002 Incentive Stock Plan and 1,500,000 shares issuable pursuant to the Management Equity Incentive Plan. The 2002 Incentive Stock Plan was approved by our shareholders at the 2002 Annual Meeting. The Management Equity Incentive Plan was approved by a majority of the predecessor company's creditors, who upon effectiveness of the Company's plan of reorganization represented a majority of our stockholders, by their vote to approve the Company's plan of reorganization.

                                                NUMBER OF
                                            SECURITIES TO BE                                 NUMBER OF
                                               ISSUED UPON                                  SECURITIES
                                               EXERCISE OF         WEIGHTED-AVERAGE     REMAINING AVAILABLE
                                               OUTSTANDING        EXERCISE PRICE OF     FOR FUTURE ISSUANCE
                                            OPTIONS, WARRANTS    OUTSTANDING OPTIONS,      UNDER EQUITY
PLAN CATEGORY                                  AND RIGHTS        WARRANTS AND RIGHTS    COMPENSATION PLANS
-------------                              -------------------   --------------------   -------------------
Plans approved by security holders.......       1,537,500               $8.15                1,962,500
Plans not approved by security holders...         317,500                4.27                        0
                                           -------------------                          -------------------
     Total...............................       1,855,000                                    1,962,500
                                           ===================                          ===================

     The Company's equity compensation plans that were not approved by security holders consist of (i) grants of warrants to purchase 60,000 shares of the Company's common stock made to non-employee directors and (ii) grants of warrants to purchase 257,500 shares of the Company's common stock made to certain employees. These grants were made in May 2002, prior to the adoption of a formal stock option plan. The grants made to non-employee directors were a component of board compensation for fiscal 2002. The grants made to certain employees were for incentive compensation for fiscal 2002. These warrants were granted at an exercise price of $3.75 per share which was higher than the market price of the Company's common stock on the date of grant.

              EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Mr. A. Cozzi. The Employment Agreement, dated December 1, 1997, as amended (the "A. Cozzi Employment Agreement"), between the Company and Mr. A. Cozzi contains a five year term, which term is automatically extended at the end of each year for an additional one year (thereby increasing the term to five years), unless either party elects in any year not to extend the term. The A. Cozzi Employment Agreement provided for an annual base salary of $425,000 for fiscal 2003 and such bonus compensation as may be determined by the Compensation Committee of the Board of Directors in its discretion.

     The A. Cozzi Employment Agreement also contains certain provisions entitling Mr. A. Cozzi to severance benefits in the event Mr. A. Cozzi is terminated (or voluntarily terminates his employment) after a "change in control" of the Company, or Mr. A. Cozzi is otherwise terminated without "cause" (each as defined in the A. Cozzi Employment Agreement). In either such event, the A. Cozzi Employment Agreement provides that Mr. A. Cozzi will be entitled to receive a cash payment equal to: (i) any accrued but unpaid salary, pro-rated bonus, pro-rated vacation and any other amounts accrued but unpaid at the time of termination; and (ii) a lump-sum payment equal to the product of (x) one twelfth of the greater of: (a) Mr. A. Cozzi's then-current salary and annual cash bonus, or (b) the highest total annual cash compensation earned in any one of the previous three calendar years, in each case, multiplied by (y) the number of months in the "Pay-out Period." For purposes of the A. Cozzi Employment Agreement, the Pay-out Period means eighteen (18) months.

     Mr. F. Cozzi. The Employment Agreement, dated December 1, 1997, as amended (the "F. Cozzi Employment Agreement"), between Mr. F. Cozzi and the Company, is substantially identical to the A. Cozzi Employment Agreement (including an annual base salary of not less than $425,000), except that the "Pay-out Period" set forth in the F. Cozzi Employment Agreement is defined as twelve (12) months.

     Mr. Proler. The Employment Agreement, dated September 1, 2001, as amended September 1, 2002 (the "Proler Employment Agreement"), between the Company and Mr. Proler extends through August 31, 2003. The Proler Employment Agreement provided for an increase in the base salary from $300,000 to $375,000 in fiscal 2003. The Proler Employment Agreement also eliminated the minimum guaranteed bonus of 25% of the base salary and provides for a cash bonus in such amount as may be determined in the discretion of the Company's Board of Directors. The Proler Employment Agreement also contains provisions entitling Mr. Proler to severance benefits following a "change of control" or in the event of his termination other than for "cause" (each as defined in the Proler Employment Agreement). In either such event, Mr. Proler would be entitled to, among other benefits, a lump sum payment equal to his annual base salary for the balance of the term, plus a pro-rated bonus for the year in which the change of control or termination event occurs.

     Mr. Tryon. The Employment Agreement, dated April 1, 2000, as amended April 6, 2003 (the "Tryon Employment Agreement"), between Mr. Tryon and the Company has a term of three years, which term is automatically extended at the end of each year for one additional year (thereby increasing the term to three (3) years) unless either Mr. Tryon or the Company elects prior to such anniversary not to extend the term. The Tryon Employment Agreement provided for an annual base salary of $345,000 for fiscal 2003, plus a cash bonus in such amount as may be determined in the discretion of the Company's Board of Directors. The Tryon Employment Agreement also contains provisions entitling Mr. Tryon to severance benefits in the event Mr. Tryon is terminated following a "change of control" or in the event of Mr. Tryon is otherwise terminated without "cause" (each as defined in the Tryon Employment Agreement). In either such event, the Tryon Employment Agreement provides that Mr. Tryon will be entitled to receive a cash payment equal to: (i) any accrued but unpaid salary, pro-rated bonus, pro-rated vacation and any other amount accrued but unpaid as of the Date of Termination; and (ii) a lump-sum payment equal to Mr. Tryon's annual salary.

     Mr. Snyder. The Employment Agreement, dated November 30, 1998, as amended (the "Snyder Employment Agreement"), between the Company and Mr. Snyder contains an initial term of five years, which term is automatically extended for one (1) additional year as of the third anniversary thereof and each subsequent anniversary (thereby increasing the term to three (3) years), unless either Mr. Snyder or the Company elects prior to any such anniversary not to extend the term. The Snyder Employment Agreement provided for a base salary of $325,000 for fiscal 2003, plus a cash bonus subject to the discretion of the Board of Directors. The Snyder Employment Agreement also contains provisions entitling Mr. Snyder to severance benefits in the event Mr. Snyder is terminated (or voluntarily terminates his employment) after a "change of control" or without "cause" (each as defined in the Snyder Employment Agreement). In either such event, the Snyder Employment Agreement provides that Mr. Snyder will be entitled to receive a cash payment equal to: (i) any accrued but unpaid salary, pro-rated bonus, pro-rated vacation and any other amounts accrued but unpaid at the time of termination; and (ii) a lump-sum payment equal to the product of (x) one twelfth of the greater of: (a) Mr. Snyder's then current salary and annual cash bonus, or (b) the highest total annual cash compensation earned in any one of the previous three (3) calendar years, in each case multiplied by (y) the number of months in the "Pay-out Period". For the purposes of the Snyder Employment Agreement, the Pay-out Period means twelve (12) months.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Harold Rouster, as Chairman, Daniel
W. Dienst, John T. DiLacqua and Kevin P. McGuinness, who all are non-employee directors. Mr. Dienst is a managing director of CIBC World Markets, a company which provided services to the Official Committee of Unsecured Creditors during the Company's Chapter 11 bankruptcy proceedings. Mr. Rouster is President of the Wendt Corporation, a company which has from time to time sold equipment to the Company. Mr. Dienst is Chairman of the Board and Mr. Dilacqua is a director of Metals USA, Inc., a publicly held steel service center company that sells scrap metal byproducts from certain of its facilities to the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Currently, and since June 29, 2001, the Compensation Committee of the Board of Directors (the "Compensation Committee") has been composed of Daniel W. Dienst, John T. DiLacqua, Kevin P. McGuinness and Harold J. Rouster (Chair), four non-employee directors of the Company and "independent directors" within the meaning of Rule 4200(a)(14) of the NASD's listing standards. It is the duty of the Compensation Committee to review and determine the compensation levels and establish the criteria for bonuses of executive officers of the Company, including the Company's Chief Executive Officer, President, Chief Operating Officer and certain other executive officers, and to establish the general compensation policies for these individuals. It is also responsible for recommending general compensation practices to be applied to other employees of the Company. The Compensation Committee also has the authority to make discretionary option, stock (including restricted stock) and stock appreciation right awards to the Company's executive officers under the Company's 2002 Incentive Stock Option Plan.

     The goal of the Compensation Committee is to develop and implement compensation policies that reflect the circumstances of the Company and our business objectives. Historically, the Company's executive compensation policy has been designed to enable the Company to attract, retain and motivate the high caliber executives who will contribute to the Company's long-term performance and long-term growth. There are some general principles that we seek to apply: the Company's compensation structure should emphasize pay-for-performance and shareholder value with the goal of linking compensation to shareholder return and financial performance of the Company by placing a significant portion of an executive's compensation at risk. Overall, executive compensation levels are established based on the Compensation Committee's evaluation of market terms and conditions coupled with the Board of Directors' view of what is necessary to attract and retain key executive officers. We also recognize the need to apply these principles in a flexible manner and, in appropriate circumstances, to make adjustments to each executive officer's total compensation package based on changes in market factors as well as each individual's contribution to Company performance.

     Each executive officer's compensation package is comprised of three elements: (i) base salary, (ii) annual bonuses payable in cash and tied to the individual's and the Company's achievement of annual performance goals, and
(iii) long-term incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As many of our executives have employment agreements that were approved in connection with the Company's plan of reorganization under Chapter 11 of the Bankruptcy Code, we review the base salaries payable thereunder and set other compensation levels for executives based on a review of competitive compensation information gathered from published surveys of company compensation levels and from proxy statements of particular companies that are considered generally comparable to the Company. Recommendations by Company management are examined in light of this information, with the intention of establishing and maintaining competitive compensation levels.

     In fiscal 2003, we maintained the salaries of most of our senior executives at their current levels in accordance with the employment agreements of such executives put in place by the prior compensation committee, with the intent being to stabilize and secure the executive management of the Company. The employment agreements were approved by the new shareholders (former creditors) of the Company by their vote to approve the Company's plan of reorganization and by the bankruptcy court when it confirmed the Company's plan of reorganization. The Compensation Committee approved an amendment of Mr. Proler's employment agreement to increase his base salary by a portion of what was a guaranteed bonus under his original employment agreement put in place by the prior compensation committee, and to eliminate the guaranteed bonus.

     In fiscal 2003, in light of the Company's successful emergence from bankruptcy and in recognition of the value of services provided during the year, the Compensation Committee recommended the payment to the Company's executive officers of bonuses aggregating $1,884,104, including bonuses for Messrs. A. Cozzi, F. Cozzi, Tryon, Proler and Snyder in the amounts of $373,493, $318,744, $172,400, $311,250 and $162,492, respectively. To any executive officer entitled to a cash bonus in fiscal 2003, the Compensation Committee provided an option to invest up to 10% of such bonus in restricted stock under the Company's 2002 Incentive Stock Option Plan. The number of restricted shares that an executive officer would be entitled to purchase was calculated upon the dollar amount of the bonus to be invested, multiplied by 1.25, and then divided by $9.52, the closing per share price of the Company's common stock on the day of the Compensation Committee's award of fiscal 2003 bonuses. Mr. A. Cozzi elected to invest 10% of his fiscal 2003 bonus in restricted stock, and will receive 5,580 shares of common stock, which shares will vest in one-third increments over a three year period.

     The compensation policies above applied as well to the compensation of Mr.
A. Cozzi. The overall compensation package of Mr. A. Cozzi is designed to recognize the fact that he bears primary responsibility for effective management and operation of the Company's business, the development of a successful business plan, the implementation of long-term strategy initiatives for the Company's growth and for increasing shareholder value. The specific bases for the Compensation Committee's determinations regarding Mr. A. Cozzi's compensation in fiscal 2003 included his role in leading the Company to favorable financial results subsequent to its emergence from bankruptcy, particularly in light of market conditions in the industry, the reorganization of overall Company marketing efforts, the institution of corporate branding efforts, successful continuation of the corporate expense reduction program and the continued evaluation of under-performing assets.

     In fiscal 2004, we will continue to evaluate the compensation structure applicable to our executive officers. Our goal will be to continue to align executive compensation with the interests of our shareholders. In that connection, we are mindful of the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which can limit the deductibility of certain compensation expense in excess of $1 million paid to executive officers of the Company unless certain requirements are met. The policy of the Company and the Compensation Committee is to establish and maintain a compensation program which will optimize the deductibility of compensation. Although our compensation levels are well below that amount, the Company, however, reserves the right to authorize compensation which may not be fully deductible by the Company.

                                          By the Compensation Committee,

                                          Harold J. Rouster, Chairman
                                          Daniel W. Dienst
                                          John T. DiLacqua
                                          Kevin P. McGuinness

                             AUDIT COMMITTEE REPORT

     Since June 29, 2001, the Audit Committee of the Company has been comprised of three non-employee directors, John T. DiLacqua, as chairman, Daniel W. Dienst and Harold J. Rouster. Each member is considered independent as defined by Rule 4200(a)(14) of the listing standards of the NASD. The Audit Committee operates under a written charter adopted by the Board of Directors on August 13, 2002. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. During the past year, the Sarbanes-Oxley Act of 2002 added provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. The NASD has proposed additional rules concerning audit committee structure, membership, authority and responsibility, which will apply to the Company if and when they are finally adopted. The Audit Committee reviews and assesses the adequacy of its charter as appropriate, and will revise it to comply with new rules and regulations as they are adopted.

     As described more fully in its charter, the Audit Committee provides assistance to the Board of Directors in fulfilling its responsibilities in matters relating to accounting and financial reporting practices of the Company and the adequacy of the Company's internal controls, including a review of the qualifications and independence and the appointment of the Company's independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended March 31, 2003 with the Company's management and its independent auditors, PricewaterhouseCoopers. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal accounting controls. PricewaterhouseCoopers is responsible for auditing the Company's annual financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the statements' conformity with generally accepted accounting principles. Management and PricewaterhouseCoopers informed the Audit Committee that the Company's audited consolidated financial statements are presented fairly in conformity with generally accepted accounting principles.

     During the fiscal year ended March 31, 2003, the Audit Committee held five meetings and met and otherwise communicated with management and with PricewaterhouseCoopers. PricewaterhouseCoopers discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee has discussed with PricewaterhouseCoopers the auditors' independence from the Company and received a written statement from PricewaterhouseCoopers concerning independence as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." In connection with this discussion, the Audit Committee also reviewed the fees paid by the Company to PricewaterhouseCoopers for the year ended March 31, 2003. The Audit Committee has considered whether the provisions of non-audit services provided by PricewaterhouseCoopers to the Company are compatible with maintaining the auditors' independence.

     The Audit Committee also discussed with the Company's internal auditors and with PricewaterhouseCoopers the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company's internal auditors and with PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referenced above and such other matters deemed relevant and appropriate by the Audit Committee, in reliance on management and PricewaterhouseCoopers, and subject to the limitations of the Audit Committee's role, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2003.

     The Audit Committee has also appointed PricewaterhouseCoopers to audit the Company's financial statements for fiscal 2004.

                                          By the Audit Committee,

                                          John T. DiLacqua, Chairman
                                          Daniel W. Dienst
                                          Harold J. Rouster

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's common stock for the period from November 15, 2001 (the date trading activity was first reported for the Company's common stock following the Company's emergence from Chapter 11 bankruptcy) through March 31, 2003 with the cumulative total return of the NASDAQ Composite Index and the Russell 2000 Index.

     As a result of the Chapter 11 bankruptcy, comparisons of the Company's stock performance versus such indices including the period prior to emergence from bankruptcy are not meaningful. The graph assumes that the value of the investment in the Company's common stock was $100 on November 15, 2001, and that all dividends were reinvested.

     It should be noted with respect to the foregoing analysis (i) that the Company's common stock traded on the OTC Bulletin Board until March 17, 2003, and (ii) that the time period for measurement of stockholder returns is very short. The foregoing should not be taken as an indication of realizable returns on the Company's common stock either now or in the future.
[PERFORMANCE GRAPH]

                                                          MTLM                       NASDAQ                   RUSSELL 2000
                                                          ----                       ------                   ------------
11/15/2001                                               100.00                      100.00                      100.00
3/31/2002                                                116.00                       97.09                      112.70
3/31/2003                                                620.00                       70.57                       81.12

---------------------------------------------------------------------------------------
                                                   11/15/2001    3/31/2002    3/31/2003
---------------------------------------------------------------------------------------
 Metal Management, Inc.                              100.00        116.00       620.00
 NASDAQ                                              100.00         97.09        70.57
 Russell 2000                                        100.00        112.70        81.12

                                 PROPOSAL NO. 2
                       RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Unless marked to the contrary, proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending on March 31, 2004. The Audit Committee of the Board of Directors believes that PricewaterhouseCoopers is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of its independent public accountants. Therefore, the Audit Committee has appointed PricewaterhouseCoopers to act as the Company's independent public accountants to examine its consolidated financial statements for the fiscal year ending March 31, 2004. PricewaterhouseCoopers served as independent auditors of the Company for fiscal 2003.

     Representatives of PricewaterhouseCoopers will be present at the Annual Meeting. PricewaterhouseCoopers will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time. Fees billed by PricewaterhouseCoopers were as follows:

                                                              FISCAL 2003   FISCAL 2002
                                                              -----------   -----------
Audit fees..................................................   $473,392      $448,117
Audit related fees(1).......................................     59,145        20,000
Tax fees(2).................................................    216,007       190,763
All other fees..............................................          0             0
                                                               --------      --------
       Total................................................   $748,544      $658,880
                                                               ========      ========

---------------

(1) Audit related fees consisted principally of audits of financial statements of certain employee benefit plans and review of the Company's response letter to the SEC.

(2) Tax fees consisted primarily of the preparation of tax returns and tax advisory services related to the Company's emergence from bankruptcy.

     The Company has adopted a policy establishing a process for the pre-approval of audit and non-audit services by PricewaterhouseCoopers.

     We are submitting this matter to a vote of the stockholders in order to permit our stockholders to reflect their views on the Audit Committee's appointment of PricewaterhouseCoopers as the Company's independent public accountants. If the appointment of PricewaterhouseCoopers is not ratified by the stockholders, the Audit Committee will consider such a vote as advice to select other independent accountants for fiscal year 2005, rather than fiscal year 2004, because of the difficulty and expense involved in changing independent accountants on short notice.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for consideration at the Company's 2004 Annual Meeting of stockholders must submit the proposal to the Company, 500 North Dearborn Street, Suite 405, Chicago, Illinois 60610,
Attention: Corporate Secretary. A stockholder's proposal must be received not later than April 6, 2004 for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2004 Annual Meeting.

     Under the amended and restated bylaws of the Company, nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors, but only if written notice of such stockholder's intent to make such nominations has been received by the Secretary of the Company at the Company's principal executive office not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date which is not within 60 days before or after such anniversary date, notice by the stockholder, to be timely, must be received no later than the close of business on the fifteenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever occurs first. The stockholder's notice must set forth: (i) with respect to each proposed nominee, name, age, business and residential address, principal occupation or employment, class and number of shares of stock of the Company beneficially owned, a description of all arrangements or understandings between such stockholder and such nominee, any other information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, such other information as may be reasonably required by the Company to determine the eligibility of such nominee to serve as a director and such nominee's written consent to serve as a director if so elected; and
(ii) with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of, and class and number of shares of the Company that are beneficially owned by, such stockholder and any such beneficial owner. Notwithstanding compliance with the foregoing procedure, no person proposed to be nominated to the Board of Directors by a stockholder pursuant to this procedure shall be considered at the meeting unless the stockholder who has provided the notice, or his proxy, nominates such person at the meeting. The presiding officer of the meeting shall, if the facts warrant, refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Robert C. Larry
                                          Robert C. Larry
                                          Executive Vice President, Finance,
                                          Chief
                                          Financial Officer and Secretary

PROXY                                                                      PROXY


                             METAL MANAGEMENT, INC.
                            500 NORTH DEARBORN STREET
                                    SUITE 405
                             CHICAGO, ILLINOIS 60610


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints Albert A. Cozzi and Robert C. Larry, and each of them, as Proxy, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Metal Management, Inc. held of record by the undersigned on July 21, 2003, at the Annual Meeting of Stockholders to be held on September 17, 2003 or any adjournment thereof.


         PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


                  (Continued and to be signed on reverse side.)

                             METAL MANAGEMENT, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. -

1.  Election of Directors -                For    Withhold   For All  2. Proposal to ratify the            For   Against   Abstain
    Nominees: Albert A. Cozzi; Daniel W.   All       All     Except      appointment of                      -       -         -
    Dienst; John T. DiLacqua; Kevin P.      -         -         -        PricewaterhouseCoopers LLP as
    McGuinness; Harold J. Rouster                                        the independent public
                                                                         accountants of the Company
                                                                         for the fiscal year ending
                                                                         March 31, 2004.

    ---------------------------------------------------------------   3. In his discretion, the Proxy
    (Except nominees written above)                                      is authorized to vote upon
                                                                         such other business as may
                                                                         properly come before the
                                                                         meeting or any adjournment
                                                                         thereof.

                                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                     DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
                                                                     IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                                     Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as executor, trustee, guardian or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a limited liability company, please sign in the name of the company by an authorized person. If a partnership, please sign in partnership name by an authorized person.

                                                                                              Date                           , 2003
                                                                                                   --------------------------


                                                                     Title
                                                                           ---------------------------------------------------------

                                                                     Signature(s)
                                                                                 ---------------------------------------------------


                                                                     ---------------------------------------------------------------
                                                                     If signing as attorney, executor, administrator, trustee or guardian on behalf of an entity (corporation, partnership, etc.), please indicate office or capacity.



                            - FOLD AND DETACH HERE -


                             YOUR VOTE IS IMPORTANT!



         PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.